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PRESS RELEASE

Contact:
Jodie Johnson, Marketing and Communications Officer
First Business Financial Services, Inc.
Phone 608-232-5910
jjohnson@fbfinancial.com

First Business Financial Services Announces
Management Succession Plan

MADISON, WI – June 30, 2006 – The Board of Directors of First Business Financial Services, Inc. today announced the retirement of Charles Thompson as Chairman of the Board effective July 17, 2006. Jerry Smith has been named the new Chairman and intends to retire as Chief Executive Officer effective no later than January 2, 2007. Corey Chambas will succeed Smith as CEO. Smith was a founder of the company in 1990 and has served as its CEO since inception. Chambas joined the company in 1993 and currently serves as President and Chief Operating Officer.

About First Business Financial Services, Inc.

First Business Financial Services (NASDAQ: FBIZ) is the parent of the First Business family of companies, managing shareholder relations and providing access to capital for our operating entities. Its companies include: First Business Bank – Madison and First Business Bank – Milwaukee (individually chartered banks, not branches), First Business Trust & Investments, First Business Leasing, LLC, and First Business Capital Corp. For additional information, visit www.fbfinancial.com or call 608-238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.

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